OLYMPUS SECURITIES, LLC

January 12, 2015

Glynn Wilson
TapImmune Inc.

1551 Eastlake Avenue East

Suite 100

Seattle, WA 98102

Dear Glynn:

The purpose of this letter agreement (the “Agreement”) is to set forth the terms and conditions pursuant to which Olympus Securities, LLC (“Finder”) shall introduce TapImmune, Inc. (together with any and all subsidiaries, affiliates, successors and other controlled persons or entities, either presently existing or formed subsequent to the execution of this Agreement, collectively,  the “Company”) to one or more investors (“Investors”) in connection with the proposed private offering  and sale (the “Offering”) of securities and/or debt instruments (the “Securities”) of the Company. The terms of such Offering and the Securities shall be mutually agreed upon by the Company and the Investor(s)

In consideration of the services rendered by Finder under this Agreement, the Company agrees to pay the Finder at the Closing of any Offering from the proceeds thereof and as a condition to Closing the following fees and other compensation:

(A)
At each closing of the sale of Securities during the Term and as a condition precedent to the sale of such Securities, the Company shall pay Finder a cash fee equal to 2.4% of the gross proceeds from the sale of Securities.

(B)
At each closing of the sale of Securities during the Term and as a condition precedent to the sale of such Securities, the Company shall issue to Finder or its designees, as determined by Finder, warrants (the “Warrants”) to purchase 1.7% of the Securities sold at such closing.  The Warrants shall in the form and substance as those acquired by the investors in the offering but shall be limited from transfer for the first 180 days as per FINRA Rule 5110.

(C)
If any of the Investors in the Offering exercise any warrants acquired by them in the Offering, the Finder shall receive a fee equal to 33% of the total fee due H.C. Wainwright & Co., LLC (“Wainwright”) under the Wainwright engagement agreement dated July 29, 2014 and amended January 10, 2015.

17O CHANGEBRIDGE ROAD • MONTVILLE • NJ  07045
Phone: (646) 780-8833 • Fax: (973) 575-0730

(D)	The Company shall periodically reimburse Finder for it’s out of pocket expenses, including in connection with the Offering, not to exceed $500 without the prior consent of the Company.

The Company agrees to engage legal counsel that is mutually acceptable to the Company and the Finder at the Company’s expense for all legal matters related to the proposed offering, including the preparation and review of offering documents and required filings, if any. The Company represents and warrants that any information furnished to Finder for use in any business plans, partnering plans, financial models or strategies, and/or business arrangement(s), to the best of the Company’s knowledge and belief, will contain no untrue statement of any material fact nor omit any material fact which would make the information misleading.  The Company further warrants that if the circumstances relating to information or documents furnished to Finder change in any material respect at any time, the Company will inform Finder promptly of the changes and immediately deliver to Finder documents or information necessary to ensure the continued accuracy and completeness of all information and documents.

The Company shall indemnify and hold Finder harmless pursuant to the terms set forth on Exhibit A annexed hereto, which is incorporated by reference as if set forth verbatim herein.  The Company acknowledges that Finder has entered into this Agreement in material reliance upon the indemnities set forth in Exhibit A.

              This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.  This Agreement may be executed and delivered by exchange of facsimile copies showing the parties’ signatures, and those signatures need not be affixed to the same copy.  The facsimile copies showing the signatures of the parties will constitute originally signed copies of the same Agreement requiring no further execution. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of law principles (other than Section 5-1401 of the New York General Obligations Law).  The parties hereby agree that any dispute between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth above.  THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

17O CHANGEBRIDGE ROAD • MONTVILLE • NJ  07045
PHONE: (646) 780-8833 • FAX: (973) 575-0730

(F)      Confidential Information. For the purpose of the Agreement, “Information” shall mean and include all contracts and agreements and the terms thereof, to which the Company may be a party; all internal non-public business, technical and financial information, analyses, forecasts and projections of the business of the Company and any direct or indirect operating subsidiary; all business plans of the Company and its subsidiaries; all pending or proposed proposals for new or renewed contracts; the names, business and financial arrangements to which the Company is a party; the names and terms of employment relationships between the Company and any of its employees and/or operating subsidiaries; all detail and back up information relating to actual, pro forma or forecasted operations supplied to Finder by the Company; any other information which, by its nature, would be understood by a reasonable person to be proprietary and confidential to   the owner of such information; and all data or information prepared by the Company at the request of the Finder. Finder will maintain the confidentiality of the Information and, unless and until such information shall have been made publicly available by the Company or by others without breach of a confidentiality agreement, shall disclose the information only as authorized by the Company or as required by law or by order of a governmental authority or court of competent jurisdiction.  In the event that Finder is legally required to make disclosure of any of the Information, the Finder will give notice to the Company prior to such disclosure, as early as Finder  can practically do so.

The foregoing paragraph shall not apply to information that:

1.               At the time of disclosure by the Company is, or thereafter becomes, generally available to the public or within the industries in which the Company or the Finder  or its Affiliates conduct business, other than as a direct result of a breach by the Finder   of its obligations under this Agreement;

2.               Prior to or at the time of disclosure by the Company, was already in the possession of, or, conceived by, the Finder  or any of its affiliates, or could have been developed by them from information then in their possession, by the application of other information or techniques in their possession, generally available to the public, or available to the Finder   its affiliates other than from the Company;

3.               At the time of disclosure by the Company or thereafter, is obtained by the Finder or any of its affiliates from a third party not in violation of any contractual, legal or fiduciary obligation to the Company with respect to that information; or is independently developed by Finder  or its Affiliates.

This Agreement together with the attached Exhibit A constitutes the entire understanding and agreement between the parties hereto with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement. This Agreement may be modified only in writing signed by the party to be charged hereunder.

 If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

17O CHANGEBRIDGE ROAD • MONTVILLE • NJ  07045
PHONE: (646) 780-8833 • FAX: (973) 575-0730

Very truly yours,

Olympus Securities LLC

By: /s/ Jeffrey Berman__________
Name: Jeffrey Berman
Title:   Senior Managing Director

Agreed to and accepted
as of date written above:

TapImmune Inc.

By: /s/ Glynn Wilson____________
      Name:     Mr. Glynn Wilson, Ph.D.
      Title:      Chief Executive Officer

[signature page to Olympus Retainer Agreement
dated January 12, 2015]

17O CHANGEBRIDGE ROAD • MONTVILLE • NJ  07045
PHONE: (646) 780-8833 • FAX: (973) 575-0730

EXHIBIT A
INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

TapImmune, Inc. agrees to indemnify and hold harmless the Finder, the Selected Dealers and their respective officers, directors, members, managing members, employees and each person, if any, who controls the Finder within the meaning of the Securities Act of 1933, as amended (the “Act”), from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any indemnified party is a party)), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with the offer and sale of the Securities under the Agreement between the Company and the Finder to which these indemnification provisions are attached and form a part (the “Agreement”), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement, or the enforcement by the Finder of its rights under the Agreement or these indemnification provisions, provided, however, that the Company will not be liable in any such case to the extent that any such claim, damage or liability results from (A) an untrue statement or alleged untrue statement of a material fact made in the Offering Documents, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made solely in reliance upon and in conformity with written information furnished to the Company by the Finder specifically for use in the preparation thereof, (B) any violations by the Finder of the Act or state securities laws that does not result from a violation thereof by the Company or any of its affiliates, or (C) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the Finder’s willful misconduct or gross negligence.

Promptly after receipt by an indemnified party under these provisions of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under these provisions, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under these provisions unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to

17O CHANGEBRIDGE ROAD • MONTVILLE • NJ  07045
PHONE: (646) 780-8833 • FAX: (973) 575-0730

participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, unless (i) the employment of such counsel has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or that a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that makes it impossible or inadvisable for counsel to the indemnifying party to conduct the defense of both the indemnifying party and the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the indemnifying party; provided, further, that in no event shall the indemnifying party be required to pay fees and expenses for more than one firm of attorneys representing indemnified parties unless the defense of one indemnified party is unique or separate from that of another indemnified party subject to the same claim or action.. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent.

To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to these provisions and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Finder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Finder on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total commissions and fees actually received by the Finder. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Finder, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Finder agree that it would be unjust and inequitable if the respective obligations of the Company and the Finder for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in these provisions. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. Anything in these provisions to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect.  The Indemnification Provisions shall be binding upon the Company and the Finder and their successors and assigns and shall inure to the benefit of the indemnified parties and their respective successors, assigns, heirs and personal representatives.

17O CHANGEBRIDGE ROAD • MONTVILLE • NJ  07045
PHONE: (646) 780-8833 • FAX: (973) 575-0730